[LETTERHEAD]                                                      EXHIBIT 10.10

                                                               December 30, 1996

Mr. Peter Vandenberg Jr.
Vice President, Treasurer and Chief Financial Officer
Biscayne Apparel, Inc.
1373 Broad Street, 3rd Floor
Clifton, New Jersey 07013

RE: WARRANT NO. W-2, DATED MARCH 26, 1996

Dear Chip:

       Reference is made to Warrant No. W-2, dated March 26, 1996 (the "TRIVEST WARRANT"), entitling Trivest, Inc. to purchase 200,000 shares of the Common Stock, $.01 par value (the "COMMON STOCK"), of Biscayne Apparel, Inc. (the "COMPANY") Section 6.3 of the Trivest Warrant provides that the number of shares of Common Stock subject to the Trivest Warrant shall be adjusted in the event of certain issuances of Common Stock by the Company. These adjustment provisions do not apply to, among other things, shares issued pursuant to the Company's stock options for employees and directors.

       We understand that the Company intends to issue warrants to certain employees of the Company and its subsidiaries (Warrants No. W-3, W-4, W-5 and W-6), for an aggregate of 140,000 shares of Common Stock (collectively, the "EMPLOYEE WARRANTS"). This will confirm that we waive all provisions of the Trivest Warrant (including, without limitation, Section 6.3 thereof) that would cause the number of shares of Common Stock subject thereto to be adjusted by reason of (i) the issuance of the Employee Warrants, or (ii) the issuance of shares of Common Stock upon the exercise of the Employee Warrants.

                                                         Sincerely,

                                                         /s/ EARL W. POWELL
                                                         ------------------
                                                         Earl W. Powell
                                                         Chief Executive Officer